Exhibit 15
                                                     ----------



May 12, 2000


Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549


Commissioners:

We are aware that our report dated May 5, 2000 on our review of interim financial information of Honeywell International Inc. for the period ended March 31, 2000 and included in Honeywell's quarterly report on form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-
60261, 333-57509, 333-57515, 333-57517, 333-57519, 333-83511,
333-88141, 333-31368, 333-31370 and 333-34764), on Forms S-3
(Nos. 33-14071, 33-55425, 33-64245, 333-22355, 333-49455, 333-
68847, 333-74075, 333-86157 and 333-34760) on Form S-4 (No. 333-
82049) and on Form S-8 (filed as an amendment to Form S-14, No.
2-99416-01).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP